                                                                   EXHIBIT 10.20


================================================================================

                               PURCHASE AGREEMENT


    DATED AND DELIVERED AUGUST 31, 1997, TO BE EFFECTIVE AS OF JULY 31, 1997


                                  BY AND AMONG


                           CRESCENT OPERATING, INC.,

                            ROSESTAR MANAGEMENT LLC,

                               GERALD W. HADDOCK,

                                  JOHN C. GOFF


                                      AND


                                  SANJAY VARMA

================================================================================

                                                    TABLE OF CONTENTS
                                                    -----------------
                                                                                                                     PAGE
ARTICLE I - SALE AND TRANSFER OF THE MEMBERSHIP INTERESTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.1 Sale of Membership Interests   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.2 Purchase Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.3 Closing Deliveries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SELLERS AND ROSESTAR . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 2.1 Organization, Qualification and Corporate Power  . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 2.2 Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 2.3 Governmental Authorization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 2.4 Non-Contravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 2.5 Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 2.6 Subsidiaries and Joint Ventures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.7 RoseStar Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.8  Bank Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.9 Business Activity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.10 Absence of Certain Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.11 No Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 2.12 Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 2.13 Tax Returns and Audits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 2.14 Material Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 2.15 Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.16 Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 2.17 Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 2.18 Powers of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 2.19 Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 2.20 No Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PURCHASER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.1 Corporate Existence and Good Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.2 Corporate Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.3 Governmental Authorization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.4 Non-Contravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.5 No Proceedings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE IV - ADDITIONAL AGREEMENTS OF THE PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 4.1 Press Releases   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 4.2 Tax Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.3 Definition of Knowledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE V - INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 5.1 Agreement to Indemnify   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 5.2 Method of Asserting Claims, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14





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

                                                TABLE OF CONTENTS (CONT.)
                                                                                                                     PAGE
         Section 5.3 Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE VI - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 6.1   Further Assurances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 6.2   Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 6.3   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 6.4   Applicable Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 6.5   Binding upon Successors and Assigns, Assignment  . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 6.6   Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 6.7   Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 6.8   Survival of Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 6.9   Amendment and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 6.10  No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .  19
         Section 6.11  Construction of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 6.12  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .  19

EXHIBIT A - Form of Assignment of Company Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SCHEDULE 2.10 - Material Adverse Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SCHEDULE 2.11 - Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

SCHEDULE 2.12 - Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SCHEDULE 2.14 - Material Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

SCHEDULE 2.15 - Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT (this "Agreement") is dated and delivered the 31st day of August, 1997, to be effective as of the 31st day of July, 1997, by and among Crescent Operating, Inc., a Delaware corporation ("Purchaser"), RoseStar Management LLC, a Texas limited liability company ("RoseStar"), Gerald
W. Haddock ("Haddock"), John C. Goff ("Goff") and Sanjay Varma ("Varma") (Haddock, Goff and Varma are collectively referred to herein as "Sellers").

                                   RECITALS:

         A. Sellers are all of the members and managers of RoseStar. Sellers entered into that First Amended and Restated RoseStar-Varma Resolution Agreement dated as of July 31, 1997 (the "RoseStar-Varma Agreement") pursuant to which Sellers, in their capacities as all of the managers and members of RoseStar and in their individual capacities as all of the owners of the outstanding membership interests in RoseStar (the "Membership Interests"), agreed to sell the Membership Interests to Purchaser.

         B. Purchaser desires to purchase the Membership Interests from Sellers and each Seller desires to sell to Purchaser his Membership Interest.

         C. RoseStar owns a 99% nonmanaging member's interest in RoseStar Southwest, LLC ("Southwest"). The remaining 1% member of Southwest is RSSW Corp., which is the manager of Southwest ("RSSW"); Sellers are all of the stockholders and a majority of the directors of RSSW.

         D. Sellers are all of the stockholders and directors of RSCR Arizona Corp. ("RSCR").

         E. RSCR is the owner of a 1% nonmanaging membership interest in Canyon Ranch Leasing, LLC ("Canyon Ranch"). RoseStar is the owner of a 99% managing membership interest in Canyon Ranch. Canyon Ranch is the lessee of Canyon Ranch-Tucson under a Lease Agreement dated July 26, 1996, (the "Canyon Ranch Lease") with Canyon Ranch, Inc., which has assigned its right, title and interest in that lease to Crescent Real Estate Equities Limited Partnership ("Crescent Partnership"). Sellers have guaranteed payment and performance to Crescent Partnership, under a Limited Guaranty Agreement dated July 26, 1996, of obligations of Canyon Ranch under the Canyon Ranch Lease, that $2,400,000 FFE Note (so called in the Limited Guaranty Agreement) and that $648,360 Lifeshare Note (so called in the Limited Guaranty Agreement), subject to an aggregate limitation of liability of $200,000 (against which are credited all capital contributions to Canyon Ranch made from time to time by RoseStar).

         F. RoseStar owns 100% of the membership interests in Wine Country Hotel, LLC, d/b/a Vintage Resorts ("Vintage"). Vintage is the lessee of (i) Sonoma Mission Inn under a lease agreement dated November 18, 1996 (the "Sonoma Lease") with Crescent Partnership and (ii) Canyon Ranch-Lenox under a lease agreement dated December 11, 1996 (the "Lenox

Lease") with Bellefontaine Associates, which has assigned its right, title and interest in and to the Lenox Lease to Crescent Real Estate Funding VI ("Funding").


         G. RoseStar is the lessee of Marriott City Center, Denver, under an Amended and Restated Lease Agreement dated June 30, 1995 (the "Marriott Lease") with Crescent Partnership. Sellers have made a Limited Guaranty Agreement dated December 11, 1995 with respect to the Marriott Lease.

         H. Southwest is the lessee of Hyatt Regency Beaver Creek, Avon, Colorado, under an Amended and Restated Lease Agreement dated January 1, 1996, with Crescent Real Estate Funding II, L.P. ("Crescent Sub"), a subsidiary of Crescent Partnership, as amended by that First Amendment dated April 1, 1996 ("Beaver Creek Lease"). Sellers have guaranteed repayment to Crescent Sub, under a Limited Guaranty Agreement dated January 1, 1996 with respect to the Beaver Creek Lease.

         I. Southwest is also the lessee of Hyatt Regency Albuquerque, New Mexico, under a Lease Agreement dated December 19, 1995, with Crescent Sub, as amended by that First Amendment dated April 1, 1996 ("Albuquerque Lease"). Sellers have guaranteed repayment to Crescent Sub, under a Limited Guaranty Agreement dated December 19, 1995 with respect to the Albuquerque Lease.

         J. The Marriott Lease, the Beaver Creek Lease, the Canyon Ranch Lease, the Albuquerque Lease, the Sonoma Lease and the Lenox Lease are collectively referred to herein as the "Leases". The lessors under the Marriott Lease, the Beaver Creek Lease, the Albuquerque Lease, the Canyon Ranch Lease, the Sonoma Lease and the Lenox Lease are collectively referred to herein as the "Lessors". Southwest, Canyon Ranch and Vintage are collectively referred to herein as the "Subsidiaries" and individually referred to herein as a "Subsidiary".

         K. The Varma Group, Inc. ("VGI"), which is owned by Varma and his wife, Johanna Varma, provides RoseStar, Southwest and Vintage with asset management services relating to their leasehold interests under the Marriott Lease, the Beaver Creek Lease, the Albuquerque Lease and the Sonoma Lease, pursuant to Asset Management Agreements dated May 1, 1996 (November 19, 1996 with respect to the Sonoma Lease).

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                 SALE AND TRANSFER OF THE MEMBERSHIP INTERESTS

         SECTION 1.1      SALE OF MEMBERSHIP INTERESTS.       Subject to the
terms and conditions of this Agreement, Sellers hereby sell, transfer and deliver to Purchaser, and Purchaser hereby purchases from each Seller, each Seller's Membership Interest as set forth below:

         Haddock  4.5%  Membership Interest
         Goff     4.5%  Membership Interest
         Varma   91.0%  Membership Interest

         SECTION 1.2 PURCHASE PRICE. The aggregate purchase price (the "Purchase Price") for the Membership Interests shall be equal to an aggregate of $2,000,000, to be delivered concurrently with the execution of this Agreement by Purchaser's checks payable as follows:

                          Haddock $        90,000
                          Goff    $        90,000
                          Varma   $        1,820,000

         SECTION 1.3 CLOSING DELIVERIES. Concurrently with the execution of this Agreement:

         (a)     Each Seller shall deliver to Purchaser:

                 (i) an Assignment of Company Interest (the "Assignment") in the form of Exhibit A attached hereto and incorporated herein by reference, pursuant to which each Seller shall sell, assign, transfer, convey and delivery to Purchaser his respective Membership Interest;

                 (ii) the written consent of each Lessor to the transactions contemplated by this Agreement;

                 (iii) an estoppel certificate executed by each Lessor certifying that each Lease is in full force and effect and no default by the tenant thereunder exists as of the date of this Agreement;

                 (iv) an Amended and Restated Management Agreement (herein so called) with each of RoseStar, Southwest and Vintage substantially in the form attached as "Exhibit A" to the RoseStar-Varma Agreement executed by VGI;

                 (v) Certificates representing all of the issued and outstanding common stock of RSSW and RSCR owned by Sellers, duly endorsed in blank or accompanied by duly executed stock powers;

                 (vi) a release by Lessors of each Seller from any and all matters relating to or connected with the Leases through the date of this Agreement and a release by Lessors of each Seller from every Limited Guaranty Agreement relating to the Leases;

                 (vii) a Mutual Release in substantially the form attached as "Exhibit B" to the RoseStar-Varma Agreement;

                 (viii) a list of the bank accounts (the "Bank Accounts") maintained by RoseStar and each Subsidiary indicating the current balance in each account and an account signature card for each account removing Sellers as authorized signatories to each account and adding Purchaser as an authorized signatory to each such account;

                 (ix) all other agreements, instruments and/or documents to be delivered by Seller to Purchaser pursuant to this Agreement.

         (b)     Purchaser shall deliver to Sellers:

                 (i)      the Purchase Price; and

                 (ii) all other agreements, instruments and/or documents to be delivered by Purchaser to Sellers pursuant to this Agreement.


                                   ARTICLE II

             REPRESENTATIONS AND WARRANTIES OF SELLERS AND ROSESTAR

         To induce Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Sellers and RoseStar jointly and severally represent and warrant as follows:

         SECTION 2.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. To the knowledge of Sellers, RoseStar and each Subsidiary is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization, and, to the knowledge of RoseStar and Sellers, each has all powers and all material governmental licenses, authorizations, licenses, permits, consents and approvals (collectively, "Governmental Authorizations") required to carry on the business in which it is engaged and to own and use the properties owned and used by it, except such Governmental Authorizations the absence of which would not have a Material Adverse Effect (as hereinafter defined) on RoseStar and the Subsidiaries taken as a whole. Sellers and/or Rosestar have delivered to Purchaser true and complete copies of the Articles of Organization and Regulations or Operating Agreement of RoseStar and each Subsidiary, each of which reflect all amendments made thereto at any time prior to the date of this Agreement. To the knowledge of Sellers, RoseStar and each Subsidiary is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction where the character of the property owned or leased by it, the employment of its employees or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on RoseStar and the Subsidiaries taken as a whole. To the knowledge of Sellers, the Regulations and/or Operating Agreement and schedule of members of RoseStar and each Subsidiary (copies of which Sellers have previously furnished to Purchaser) are complete and correct in all respects and accurately reflect the record ownership and, to the knowledge of Sellers, the beneficial ownership of all the outstanding membership interests in RoseStar and each Subsidiary. To the knowledge of Sellers, neither RoseStar nor any Subsidiary is in default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject, except such defaults or violations which would not have a Material Adverse Effect on RoseStar and the Subsidiaries taken as a whole. For purposes of this Agreement, a "Material Adverse Effect," with respect to any person or entity (including without limitation RoseStar, any Subsidiary and/or Purchaser), means a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities (including contingent liabilities), results of operations or prospects of such person or entity and the affiliated companies and subsidiaries and/or parent corporation and/or corporations of such person or entity under the same ownership, taken as a whole; and "Material Adverse Change" means a change or a development which has resulted or will result in a Material Adverse Effect.

         SECTION 2.2      AUTHORIZATION.

         (a) This Agreement and the agreements, instruments and documents contemplated hereby which are to be executed by Sellers have been duly executed and delivered by each Seller and constitute, or upon execution and delivery by each Seller will constitute, valid and binding agreements of such Seller, enforceable against him, in each case, in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws effecting the enforcement of creditors' rights generally or by general principles of equity.

         (b) The execution, delivery and performance by RoseStar of this Agreement and the agreements, instruments and documents contemplated hereby which are to be executed by RoseStar, and the consummation by RoseStar of the transactions contemplated hereby and thereby are within the powers of RoseStar and have been duly authorized by all necessary actions of the members and managers of RoseStar. This Agreement and the agreements, instruments and documents contemplated hereby which are to be executed by RoseStar have been duly executed and delivered by RoseStar and constitute or, upon execution and delivery by RoseStar will constitute, valid and binding agreements of RoseStar enforceable against RoseStar, in each case, in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights, generally or by general principles of equity.

         SECTION 2.3 GOVERNMENTAL AUTHORIZATION. To the knowledge of RoseStar and Sellers, none of the execution and delivery by Sellers and/or RoseStar of this Agreement or the agreements, instruments and documents contemplated hereby, the performance by Sellers and/or RoseStar of their respective obligations hereunder and thereunder or the consummation by Sellers and/or RoseStar of the transactions contemplated hereunder and thereunder requires any filing by RoseStar or Sellers with any governmental body, agency, official or authority.

         SECTION 2.4 NON-CONTRAVENTION. To the knowledge of RoseStar and Sellers, none of the execution and delivery by Sellers and/or RoseStar of this Agreement or the agreements, instruments and documents contemplated hereby, the performance by Sellers and/or RoseStar of their respective obligations hereunder and thereunder or the consummation by Sellers and/or RoseStar of the transactions contemplated hereunder and/or thereunder does or will:

         (a) contravene or conflict with the Articles of Organization, Regulations or Operating Agreement of RoseStar or any Subsidiary, except a contravention or conflict which shall have been properly waived;

         (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order, decree, governmental permit or license or statute to which RoseStar, any Subsidiary and/or any Seller is a party or by which RoseStar, any Subsidiary and/or any Seller is bound;

         (c) violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under any material note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment to which RoseStar, any Subsidiary or any Seller is a party or by which RoseStar or any Subsidiary or any of their assets or properties is bound or encumbered;

         (d) result in a contractual right to cause the termination or cancellation of or loss of a material benefit under, or the right to accelerate any obligations pursuant to, any material note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment to which RoseStar or any Subsidiary is a party or which is binding upon RoseStar or any Subsidiary or any material license, franchise, permit or other similar authorization held by RoseStar or any Subsidiary; or

         (e) result in the creation or imposition of any Lien (as hereinafter defined) upon any properties, assets or business of RoseStar or any Subsidiary;

except, with respect to clauses (b), (c), (d) and (e) above, for contraventions, defaults, losses, Liens and other matters referred to in such clauses that in the aggregate could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on RoseStar. For purposes of this Agreement, the term "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         SECTION 2.5      TITLE.   The Membership Interests constitute all of
the outstanding membership interests in RoseStar and are owned (of record and beneficially) by Sellers as described in Section 1.1 hereof, free and clear of all Liens or other encumbrances. Upon consummation of the transactions contemplated by this Agreement and the agreements, instruments and documents contemplated hereby, Purchaser will acquire all of the outstanding membership interests in RoseStar free and clear of any Liens or encumbrances of any nature. The Membership Interests have been duly authorized and are validly issued. The Membership Interests have been issued and purchased in compliance with all applicable laws, rules and regulations, including, without limitation, all applicable securities laws, rules and regulations.

         SECTION 2.6 SUBSIDIARIES AND JOINT VENTURES. Other than its interests in the Subsidiaries, RoseStar, to the knowledge of Sellers, does not own any equity interest in any entity, is not a party to any partnership (limited or general), joint venture or similar agreement and is not obligated to purchase any equity interest in or any interest convertible into or exchangeable for an equity interest in any entity or to enter into any such agreement.

         SECTION 2.7 ROSESTAR FINANCIAL STATEMENTS. Rosestar has delivered to Purchaser the following financial information: RoseStar and Vintage Resorts Hotels Consolidated Cash Flows, RoseStar Management LLC and RoseStar Southwest, LLC 10 Year Forecast and Vintage Resorts, LLC 10 Year Forecast, each of which includes actual results of operations for the twelve month period ended December 31, 1996, and RoseStar Management LLC 1997 Forecasted Cash Flow Statement which includes actual results of operations through May 31, 1997 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the period covered thereby and present fairly in all material respects the financial condition of RoseStar as of December 31, 1996 and the results of its operations and changes in cash flows for such period. With respect to the forecasted information contained in the Financial Statements, such forecasts are, to the knowledge and belief of
Sellers, based upon reasonable assumptions.    Since December 31, 1996, there
have been no changes in RoseStar's methods of accounting for tax or financial statement purposes.

         SECTION 2.8 BANK ACCOUNTS. To the knowledge of Sellers, the list of Bank Accounts delivered by Sellers to Purchaser pursuant to Section 1.3(c) hereof is complete and correct as of the date hereof. Sellers represent and warrant to Purchaser that the aggregate balance in the Bank Accounts as of the date hereof is at least $2,663,270.17.

         SECTION 2.9 BUSINESS ACTIVITY. The purpose and business of RoseStar and each Subsidiary is to perform as lessee under the applicable Lease and to negotiate and enter into long term management agreements with experienced and reputable hotel management companies. Neither RoseStar nor any Subsidiary engages, or has engaged, in any other business activities.

         SECTION 2.10 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the RoseStar Financial Statements, on Schedule 2.10 or in the RoseStar-Varma Agreement, since December 31, 1996, to the knowledge of RoseStar and Sellers, RoseStar and the Subsidiaries have in all material respects conducted their business in the ordinary course, consistent with past practices, and there has not been:

         (a)     any Material Adverse Change affecting RoseStar or any
Subsidiary;

         (b) any loan to or other transaction (excluding transactions related to the performance of services as an officer, manager or employee) outside the ordinary course of business with any officer, manager, employee or shareholder of RoseStar or any Subsidiary giving rise to any claim or right of RoseStar or any Subsidiary against any such person or of such person against RoseStar or any Subsidiary;

         (c) any damage, destruction or other property or casualty loss (whether or not covered by insurance) affecting the business, assets, liabilities, earnings or prospects of RoseStar or any Subsidiary which, individually or in the aggregate, has had or may reasonably be expected to have a Material Adverse Effect on RoseStar or any Subsidiary;

         (d) any increase in indebtedness for borrowed money or capitalized lease obligations of RoseStar or any Subsidiary;

         (e) any sale, assignment, transfer or other disposition of any tangible or intangible asset material to the business of RoseStar or any Subsidiary;

         (f) any amendment, termination or waiver by RoseStar or any Subsidiary of any right of substantial value under any material note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment to which RoseStar or any Subsidiary is a party or which is binding upon RoseStar or any Subsidiary or any material license, franchise, permit or other similar authorization held by RoseStar or any Subsidiary;

         (g) any material reduction in the amounts of coverage provided by existing casualty and liability insurance policies with respect to the business or properties of RoseStar or any Subsidiary;

         (h) any (i) grant of any severance or termination pay to any manager, officer or employee of RoseStar or any Subsidiary, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any manager, officer or employee of RoseStar or any Subsidiary, (iii) any increase in benefits payable under any existing severance or termination pay policies or employment agreements of RoseStar or any Subsidiary, or (iv) any increase in compensation, bonus or other benefits payable to directors, officers or employees of RoseStar or any Subsidiary;

         (i) any adoption of or amendment to or alteration of any bonus, incentive, compensation, severance, stock option, stock appreciation right, pension, matching gift, profit-sharing, employee stock ownership, retirement, pension, group insurance, death benefit, or other fringe benefit plan, arrangement or trust agreement in which the employees, officers or managers of RoseStar or any Subsidiary participate;

         (j) any capital expenditure, capital addition or capital improvement incurred or undertaken by RoseStar or any Subsidiary;

         (k) any other transaction or commitment entered into other than in the ordinary course of business by RoseStar or any Subsidiary; or

         (l) the entering into of any agreement by RoseStar or any Subsidiary or any person on behalf of RoseStar or any Subsidiary to take any of the foregoing actions.

         SECTION 2.11 NO UNDISCLOSED LIABILITIES. To the knowledge of RoseStar and Sellers, neither RoseStar nor any Subsidiary has any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, whether due or to become due, except to the extent set forth in the Financial Statements or as set forth on
Schedule 2.11.

         SECTION 2.12 LITIGATION. Schedule 2.12 sets forth any instances in which (a) RoseStar or any Subsidiary is subject to any judgment or order (other than orders of general applicability) of any court or quasi-judicial or administrative agency of any jurisdiction, domestic or foreign, or where there is any charge, complaint, lawsuit or governmental investigation pending or threatened in writing against RoseStar or any Subsidiary or (b) RoseStar or any Subsidiary is a plaintiff in any action, domestic or foreign, judicial or administrative in which a counterclaim against RoseStar or any Subsidiary is pending.

         SECTION 2.13  TAX RETURNS AND AUDITS.  RoseStar and each
Subsidiary is and always has been treated as a partnership for federal income tax purposes. The taxable year of RoseStar and each Subsidiary ends December
31. To the knowledge of Sellers, RoseStar and each Subsidiary has duly and timely filed or caused to be filed all federal, foreign, state and local income, franchise, sales and use, value added, property, employment, excise, informational or any other tax return (the "Tax Returns") required to be filed by them and has paid in full or fully reserved against in the Financial Statements all taxes, interest, penalties, assessments and deficiencies due or claimed to be due by them to foreign, federal, state or local taxing authorities (including taxes on properties, income, franchises, licenses, sales, use and payrolls). To the knowledge of Sellers, such Tax Returns are correct, and neither RoseStar nor any Subsidiary is required to pay any taxes for such periods except as shown in such Tax Returns. Neither RoseStar nor any Subsidiary is a United States real property holding corporation as defined in
Section 897 of the Internal Revenue Code of 1986, as amended (the "Code"). No member of RoseStar or any Subsidiary is a foreign person within the meaning of
Section 1445(b)(2) of the Code.

         SECTION 2.14     MATERIAL AGREEMENTS.

         (a) Schedule 2.14 includes a complete and accurate list of all contracts, agreements, leases (other than the Leases), and instruments (true and complete copies of which have been delivered to Purchaser) to which RoseStar or any Subsidiary is a party or by which they or their properties or assets are bound which are material to the operations, assets or business of RoseStar or any Subsidiary or which individually involve net payments or receipts in excess of $100,000 per annum.

         (b) To the knowledge of RoseStar and Sellers, neither RoseStar nor any Subsidiary or any other party is in default under any Material Agreement and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit the modification, cancellation or termination of or the acceleration of any obligation under any Material Agreement or result in the creation of any Lien upon, or any person obtaining any right to acquire, any properties, assets or rights of RoseStar or any Subsidiary, which, in any such case, has had or would reasonably be expected to have a Material Adverse Effect.

         (c) To the knowledge of RoseStar and Sellers, each such Material Agreement is in full force and effect and is valid and legally binding and there are no material unresolved disputes involving or with respect to any such Material Agreement. No party to a Material Agreement has advised RoseStar, any Subsidiary or Sellers that it intends either to terminate a Material Agreement or to refuse to renew a Material Agreement upon the expiration of the term thereof.

         SECTION 2.15     PROPERTIES.

         (a) RoseStar owns no real estate. Schedule 2.15 includes a complete and accurate description of each Lease, including the expiration date of such Lease. Other than the Leases, neither RoseStar nor any Subsidiary is a party to or bound by a lease of real property. To the knowledge of RoseStar and Sellers, with respect to each Lease: (a) the Lease has been validly executed and delivered by RoseStar or the applicable Subsidiary and, to the knowledge of RoseStar and Sellers, by the other party or parties thereto and is a binding agreement; (b) neither RoseStar nor the applicable Subsidiary, and to the knowledge of RoseStar and Sellers, no other party to the lease is in material breach or default, and no event has occurred on the part of RoseStar or the applicable Subsidiary or, to the knowledge of RoseStar and Sellers, on the part of any other party which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the lease; (c) the lease will continue to be binding in accordance with its terms following the date of this Agreement; (d) neither RoseStar nor the applicable Subsidiary has repudiated and, to the knowledge of RoseStar and Sellers, no other party to the lease has repudiated any provision thereof; (e) there are no disputes, oral agreements or delayed payment programs in effect as to the lease; and (f) all facilities leased thereunder have been approved by all necessary governmental authorities, have been maintained in accordance with normal industry practice and are in good condition, working order and repair.

         (b) To the knowledge of RoseStar and Sellers, RoseStar and/or the Subsidiaries have good and marketable title to, or a valid leasehold interest in, each item of tangible property, whether real, personal or mixed, reflected on its books and records as owned or used by it, subject to no Liens or encumbrances of any nature.

         SECTION 2.16     ENVIRONMENTAL MATTERS.

         (a) For the purposes of this Agreement, the following terms have the following meanings:

                 "Environmental Laws" shall mean any and all federal, state, local and foreign statutes, laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to human health, the environment or to emissions, discharges or releases of Hazardous Substances (as hereinafter defined) into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or the clean-up or other remediation thereof.

                 "Environmental Liabilities" shall mean all liabilities, whether vested or unvested, contingent or fixed, actual or potential, which (i) arise under or relate to Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the date of this Agreement.

                 "Hazardous Substances" shall mean any chemical, pollutant, contaminant, material, solid waste, hazardous waste or combination thereof, including, without limitation, (i) any toxic, radioactive, caustic or otherwise hazardous substance, (ii) petroleum and its derivatives, by-products and other hydrocarbons, and (iii) polychlorinated biphenyls, asbestos, lead and radon gas, whether solid, liquid or gaseous in nature, which poses or may pose a hazard to human health or the environment.

                 "Regulated Activity" shall mean any generation, treatment, storage, recycling, transportation, disposal, release or remediation of any Hazardous Substances.

         (b) To the knowledge of RoseStar and Sellers, no written notice, notification, demand, request for information, citation, summons, complaint or order has been received by RoseStar or Sellers, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or has been threatened by any governmental entity or other party with respect to any (i) alleged violation by RoseStar or any Subsidiary of any Environmental Law, (ii) alleged failure by RoseStar or any Subsidiary to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (iii) the participation by RoseStar or any Subsidiary in any Regulated Activity.

         (c) To the knowledge of RoseStar and Sellers, neither RoseStar nor any Subsidiary has any material Environmental Liabilities and there has been no release of Hazardous Substances into the environment by RoseStar or any Subsidiary or with respect to any of their properties which has had, or would reasonably be expected to have, a Material Adverse Effect on RoseStar or any Subsidiary.

         SECTION 2.17 GUARANTEES. To the knowledge of RoseStar and Sellers, neither RoseStar nor any Subsidiary is a guarantor or otherwise liable for any indebtedness of any other person, firm or corporation other than endorsements for collection in the ordinary course of business.

         SECTION 2.18 POWERS OF ATTORNEY. To the knowledge of RoseStar and Sellers, there are no outstanding powers of attorney or similar instruments executed by RoseStar or any Subsidiary.

         SECTION 2.19 COMPLIANCE WITH LAWS. To the knowledge of RoseStar and Sellers, RoseStar and each of its respective managers, officers and employees (the individuals only in their capacities as representatives of such entities) have complied, in all material respects, with all applicable laws and regulations of foreign, federal, state, provincial and local governments and all agencies thereof, including Environmental Laws, and no claim has been filed or threatened in writing against RoseStar or any Subsidiary alleging a violation of any such laws or regulations.

         SECTION 2.20 NO PROCEEDINGS. To the knowledge of RoseStar and Sellers , there is no legal action or governmental proceeding or investigation pending or, to the knowledge of Sellers and RoseStar, threatened against Sellers or RoseStar that would adversely affect or prevent the consummation of the transactions contemplated by this Agreement or the agreements, instruments or documents contemplated hereby, nor are RoseStar or Sellers subject to any outstanding order of any court or governmental authority that could adversely affect or prevent the consummation of the transactions contemplated by this Agreement or the agreements, instruments or documents contemplated hereby.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         To induce Sellers and RoseStar to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants as follows:

         SECTION 3.1 CORPORATE EXISTENCE AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

         SECTION 3.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by Purchaser of this Agreement and the agreements, instruments and documents contemplated hereby which are to be executed by Purchaser, and the consummation by Purchaser of the transactions contemplated hereby and thereby are within the corporate powers of Purchaser and have been duly authorized by all necessary action of the shareholders and directors of Purchaser. This Agreement and the agreements, instruments and documents contemplated hereby which are to be executed by Purchaser have been duly executed and delivered by Purchaser and constitute, or upon execution and delivery by Purchaser will constitute, valid and binding agreements of Purchaser enforceable against Purchaser in each case in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         SECTION 3.3 GOVERNMENTAL AUTHORIZATION. None of the execution and delivery by Purchaser of this Agreement or the agreements, instruments and documents contemplated hereby, the performance by Purchaser of its obligations hereunder and thereunder or the consummation by Purchaser of the transactions contemplated hereunder or thereunder requires any filing by Purchaser with any governmental body, agency, official or authority.

         SECTION 3.4 NON-CONTRAVENTION. To the knowledge of Purchaser, none of the execution and delivery by Purchaser of this Agreement and the agreements, instruments or documents contemplated hereby, the performance by Purchaser of its obligations hereunder and thereunder or the consummation by Purchaser of the transactions contemplated hereunder or thereunder does or will:

         (a) contravene or conflict with the Certificate of Incorporation or Bylaws of Purchaser; or

         (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree, governmental permit or license or statute to which Purchaser is a party or by which Purchaser is bound.

         SECTION 3.5 NO PROCEEDINGS. To the knowledge of Purchaser, there is no legal action or governmental proceeding or investigation pending or, to the knowledge of Purchaser, threatened against Purchaser that would adversely affect or prevent the consummation of the transactions contemplated by this Agreement and the agreements, instruments and documents contemplated hereby, nor is Purchaser subject to any outstanding order of any court or governmental authority that could adversely affect or prevent the consummation of the transactions contemplated by this Agreement and the agreements, instruments and documents contemplated hereby.

                                   ARTICLE IV

                      ADDITIONAL AGREEMENTS OF THE PARTIES

         SECTION 4.1 PRESS RELEASES. Purchaser, RoseStar and Sellers shall consult with each other as to the form and substance of any press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby; provided, however, that nothing in this Section shall be deemed to prohibit any party hereto from making any disclosure that is required to fulfill such party's disclosure obligations imposed by law, including, without limitation, federal, state or provincial securities laws.

         SECTION 4.2 TAX COOPERATION. Purchaser, RoseStar and Sellers shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any gains, sales, use, transfer or value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes or fees which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed at any time before or after the date of this Agreement. Purchaser and Sellers shall not take inconsistent reporting positions with the IRS with respect to the transactions contemplated by this Agreement. Purchaser agrees not to amend any tax position with respect to RoseStar taken prior to the date of this Agreement other than such amendments as may be required in the opinion of Purchaser's legal counsel in order to comply with the Code.

         SECTION 4.3      DEFINITION OF KNOWLEDGE.   For purposes of this
Agreement, "to the knowledge of Sellers" shall mean the actual knowledge without any duty of independent investigation of each Seller on an individual basis, i.e., no individual Seller shall be responsible for the representations and warranties made by any other Seller.


                                   ARTICLE V

                                INDEMNIFICATION

         SECTION 5.1 AGREEMENT TO INDEMNIFY. PURCHASER WILL INDEMNIFY IN RESPECT OF, AND HOLD ROSESTAR, SELLERS AND THEIR RESPECTIVE AFFILIATES, OFFICERS, MANAGERS, DIRECTORS, EMPLOYEES AND AGENTS HARMLESS AGAINST, ANY AND ALL DAMAGES, CLAIMS, DEFICIENCIES, LOSSES, INCLUDING TAXES, AND ALL EXPENSES (INCLUDING INTEREST, PENALTIES, AND ATTORNEYS' AND ACCOUNTANTS' FEES AND DISBURSEMENTS BUT REDUCED BY ANY TAX SAVINGS, BENEFITS OR OFFSETS TO WHICH ANY PARTY SHALL BE ENTITLED DIRECTLY OR INDIRECTLY BY REASON THEREOF) (COLLECTIVELY "DAMAGES") RESULTING FROM ANY MISREPRESENTATION, BREACH OF WARRANTY OR NONFULFILLMENT OR FAILURE TO PERFORM ANY COVENANT OR AGREEMENT ON THE PART OF PURCHASER UNDER THIS AGREEMENT. ROSESTAR AND SELLERS JOINTLY AND SEVERALLY AGREE TO INDEMNIFY IN RESPECT OF, AND HOLD PURCHASER AND ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS HARMLESS AGAINST, ANY AND ALL DAMAGES RESULTING FROM ANY MISREPRESENTATION,

BREACH OF WARRANTY, OR NONFULFILLMENT OR FAILURE TO PERFORM ANY COVENANT OR AGREEMENT ON THE PART OF ROSESTAR OR SELLERS UNDER THIS AGREEMENT. THE PARTY OR PARTIES CLAIMING INDEMNIFICATION HEREUNDER (WHETHER ONE OR MORE) ARE HEREINAFTER COLLECTIVELY REFERRED TO AS THE "INDEMNIFIED PARTY" AND THE PARTY AGAINST WHOM SUCH CLAIMS ARE ASSERTED HEREUNDER IS HEREINAFTER REFERRED TO AS TO THE "INDEMNIFYING PARTY." ANY OBLIGATION UNDER THIS AGREEMENT TO PROVIDE INDEMNIFICATION WILL BE GOVERNED BY THE PROCEDURES SET FORTH IN THIS ARTICLE VII.

         SECTION 5.2 METHOD OF ASSERTING CLAIMS, ETC. All claims for indemnification by any Indemnified Party under this Agreement will be asserted and resolved as follows:

                 (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party (a "Third Party Claim"), such Indemnified Party will with reasonable promptness notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate will not be conclusive of the final amount of such claim and demand (the "Claim Notice")). The Indemnifying Party will not be obligated to indemnify such Indemnified Party with respect to any such claim or demand to the extent the failure of such Indemnified Party to promptly notify the Indemnifying Party of such a claim or demand materially prejudices the Indemnifying Party's ability to defend against the claim or demand. The Indemnifying Party will have 30 days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify such Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to such Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it desires at the sole cost and expense of the Indemnifying Party, to defend such Indemnified Party against such claim or demand; provided, however, that such Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it deems necessary or appropriate to protect its interests or those of the Indemnifying Party and not materially prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies such Indemnified Party within the Notice Period that it desires to defend such Indemnified Party against such claim or demand, except as hereinafter provided, the Indemnifying Party will have the right to defend by all appropriate proceedings and control the defense of any such claim or demand, including any and all appeals and negotiations with respect thereto. The Indemnifying Party will also have the right to effect settlement or compromise of any such claim or demand. If the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, such Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, and, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross-complaint against any person. No claim may be settled by the

         Indemnifying Party without the consent of such Indemnified Party, which consent will not be unreasonably withheld. Notwithstanding the foregoing, in connection with a Third Party Claim asserted against both such Indemnified Party and the Indemnifying Party, if (i) such Indemnified Party has available to it defenses which are in addition to those available to the Indemnifying Party, (ii) such Indemnified Party has available to it defenses which are inconsistent with the defenses available to the Indemnifying Party or (iii) a conflict exists or may reasonably be expected to exist in connection with the representation of both such Indemnified Party and the Indemnifying Party by the legal counsel chosen by the Indemnifying Party, such Indemnified Party will have the right to select its own legal counsel subject to the approval of such legal counsel by the Indemnifying Party, such approval not to be unreasonably withheld. If such Indemnified Party selects its own legal counsel pursuant to the immediately preceding sentence and the underlying Third Party Claim is otherwise subject to the scope of the indemnification obligations of the Indemnifying Party pursuant to this Article VII, the reasonable fees and expenses of such legal counsel will be included within the indemnification obligations of the Indemnifying Party; provided that under no circumstances will the Indemnifying Party be obligated to indemnify such Indemnified Party against the fees and expenses of more than one legal counsel selected by such Indemnified Party in connection with a single claim (notwithstanding the number persons against whom the Third Party Claim may be asserted).

                 (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, such Indemnified Party will send a Claim Notice with respect to such claim to such Indemnifying Party. If such Indemnifying Party does not notify such Indemnified Party within the Notice Period that such Indemnifying Party disputes such claim, the amount of such claim will be conclusively deemed a liability of such Indemnifying Party hereunder.

         SECTION 5.3 LIMITATION OF LIABILITY. The maximum aggregate liability of Sellers for any claim, demand or other liability arising out of, attributable to or resulting from the transactions contemplated by this Agreement, including, without limitation, any breach of the representations, warranties or covenants contained in this Agreement, shall be limited to an aggregate amount equal to the Purchase Price. The maximum aggregate liability of each individual Seller with respect to any claim, demand or liability asserted by Purchaser will be limited to an aggregate amount equal to the value of that portion of the Purchase Price received by such Seller pursuant to
Section 1.2 of this Agreement. The maximum aggregate liability of Purchaser with respect to any claim, demand or liability asserted by Sellers will be limited to an aggregate amount equal to the Purchase Price.

                                   ARTICLE VI

                                 MISCELLANEOUS

         SECTION 6.1 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         SECTION 6.2 FEES AND EXPENSES. Until otherwise agreed by the parties, each party shall bear its own fees and expenses, including, without limitation, counsel fees and fees of brokers and investment bankers contracted by such party, in connection with the transaction contemplated hereby.

         SECTION 6.3 NOTICES. All notices, demands, requests or other communications that may be or are required to be given, served or sent by either party to the other party pursuant to this Agreement will be in writing and will be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, telegram or facsimile transmission addressed as follows:

  (a)  If to Purchaser:                  Crescent Operating, Inc.
                                         777 Main Street, Suite 2100
                                         Fort Worth, Texas  76102
                                         Facsimile Transmission No.: (817) 339-1001

                                         Attn.:  Jeffrey L. Stevens, Treasurer,
                                                 Chief Financial Officer and Secretary

       with a copy (which will
       not constitute notice) to:        Winstead Sechrest & Minick P.C.
                                         5400 Renaissance Tower
                                         1201 Elm Street
                                         Dallas, Texas  75270
                                         Facsimile Transmission No.: (214) 745-5390

                                         Attn.:  Thomas R. Helfand, Esq.

  (b)  If to Haddock:                            Gerald W. Haddock
                                                 777 Main Street, Suite 2100
                                                 Fort Worth, Texas  76102
                                                 Facsimile Transmission No.: (817) 878-0429

  (c)  If to Goff:                               John C. Goff
                                                 777 Main Street, Suite 2700
                                                 Fort Worth, Texas  76102
                                                 Facsimile Transmission No.: (817) 820-6650

  (d)  If to Varma:                     Sanjay Varma
                                        777 Main Street, Suite 2680
                                        Fort Worth, Texas  76102
                                        Facsimile Transmission No.: (817) 820-0469

Either party may designate by written notice a new address to which any notice, demand, request or communication may thereafter be given, served or sent. Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above will be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a facsimile transmission) the answer back being deemed conclusive evidence of such delivery or at such time as delivery is refused by the addressee upon presentation.

         SECTION 6.4 APPLICABLE LAW. THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUSIVE OF CONFLICTS OF LAW PRINCIPLES) AND WILL, TO THE MAXIMUM EXTENT PRACTICABLE, BE DEEMED TO CALL FOR PERFORMANCE IN TARRANT COUNTY, TEXAS. COURTS WITHIN THE STATE OF TEXAS WILL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY. THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. VENUE IN ANY SUCH DISPUTE, WHETHER IN FEDERAL OR STATE COURT, WILL BE LAID IN DALLAS COUNTY, TEXAS. EACH OF THE PARTIES HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

         SECTION 6.5 BINDING UPON SUCCESSORS AND ASSIGNS, ASSIGNMENT. This Agreement and the provisions hereof shall be binding upon each of the parties, their permitted successors and assigns. This Agreement may not be assigned by any party without the prior consent of the other; provided, however, that Purchaser may assign all or any portion of its rights and delegate all or any portion of its obligations under this Agreement to any subsidiary of Purchaser;

provided that Purchaser will remain jointly and severally liable for the performance of Purchaser's obligations hereunder.

         SECTION 6.6 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

         SECTION 6.7 ENTIRE AGREEMENT. This Agreement, together with the agreements,instruments and documents contemplated hereby constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between parties with respect to such subject matter.

         SECTION 6.8 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and covenants contained in this Agreement shall survive the consummation of the transactions contemplated hereby.

         SECTION 6.9 AMENDMENT AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto. No waiver by any part of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall not be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         SECTION 6.10 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

         SECTION 6.11 CONSTRUCTION OF AGREEMENT. A reference to an Article, Section or an Exhibit shall mean an Article of, a Section in, or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

         SECTION 6.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as signatories.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                                   CRESCENT OPERATING, INC.



                                                   By:
                                                      ---------------------------------------------
                                                         Jeffrey L. Stevens, Treasurer,
                                                         Chief Financial Officer and Secretary




                                                   -----------------------------------------------
                                                   Gerald W. Haddock




                                                   -----------------------------------------------
                                                   John C. Goff




                                                   -----------------------------------------------
                                                   Sanjay Varma


                                                   ROSESTAR MANAGEMENT LLC


                                                   By:
                                                      --------------------------------------------
                                                         Gerald W. Haddock, Manager


                                                   By:
                                                      --------------------------------------------
                                                         John C. Goff, Manager


                                                   By:
                                                      --------------------------------------------
                                                         Sanjay Varma, Manager